Exhibit 16.1

November 14, 2025

U.S Securities and Exchange Commission 100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen,

We have read Item 4.01 of the Form 8-K dated November 14, 2025 of Avidia Bancorp, Inc. and are in agreement with the statements contained therein as they relate to our firm.

Sincerely,

Lisa Openshaw

Principal | Berry, Dunn McNeil & Parker, LLC